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                                                                    EXHIBIT 99.2

PROXY                       BOSTON TECHNOLOGY, INC.                     PROXY


    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON Tuesday, January 13, 1998

The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Greg C. Carr and Carol B. Langer, and each of them, attorneys or attorneys of the undersigned (with full power of substitution) for and in the name(s) of the undersigned to attend the Special Meeting of Stockholders of Boston Technology, Inc. (the "Company") to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, on Tuesday, January 13, 1998 at 9:00 a.m. (local time) and any adjourned sessions thereof, and vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned will be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

Attendance of the undersigned at the meeting or at any adjourned sessions thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at the meeting the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXIES SHALL VOTE "FOR" PROPOSAL 1.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

               PLEASE VOTE AND SIGN ON THE OTHER SIDE AND RETURN
                        PROMPTLY IN ENCLOSED ENVELOPE.

Please sign this Proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of any authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?                     DO YOU HAVE ANY COMMENTS?

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[X]  PLEASE MARK VOTES AS IN THIS EXAMPLE.

 1. To ratify and approve the Agreement and Plan of Merger dated as of August 20, 1997, by and among Boston Technology, Inc. and Comverse Technology, Inc., as described in the Proxy Statement.

                             FOR   AGAINST  ABSTAIN

                              [ ]    [ ]      [ ]

   IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF.

   A VOTE FOR PROPOSAL 1 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

RECORD DATE SHARES:


SIGNATURE________________  DATE____  SIGNATURE_________________  DATE____
                                              (if held jointly)

 Mark box at right if comments or address change

 have been noted on the reverse side of this card.      [ ]


DETACH CARD                                                     DETACH CARD

                             BOSTON TECHNOLOGY, INC


Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Special Meeting of Stockholders on Tuesday, January 13, 1998.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


Boston Technology, Inc.